Exhibit 99.1

CONTACTS:

MEDIA:	INVESTORS:
Brian E. Goerke	William H. Callihan
(412) 762-4550	(412) 762-8257
corporate.communications@pnc.com	investor.relations@pnc.com

PNC REPORTS PRELIMINARY 2008 EARNINGS

AND IMPACT OF NATIONAL CITY ACQUISITION

PITTSBURGH, Jan. 21, 2009 – The PNC Financial Services Group, Inc. (NYSE: PNC) today announced that it expects to report a profit for full year 2008. PNC also announced it expects to report a loss for the fourth quarter due to integration costs, including an additional provision for credit losses related to National City Corporation substantially below the previously disclosed estimate. Excluding these integration costs, PNC expects to report a meaningful profit for the fourth quarter but below the company’s expectations primarily due to legacy PNC provision for credit losses of approximately $450 million to $500 million and market-related impairments. PNC acquired National City on Dec. 31, 2008.

Credit quality migration accelerated in the fourth quarter of 2008 in the rapidly weakening economy. However, credit coverage ratios as of Dec. 31, 2008 are expected to improve significantly compared to the prior quarter as a result of fair value adjustments on the acquired loan portfolio and the provision for credit losses in excess of net charge-offs.

Additionally, PNC expects to report a significantly strengthened capital position. The estimated Tier 1 risk-based capital ratio is expected to be in the range of 9.5 to 10 percent at Dec. 31, 2008. Under the regulatory definition, the combination of National City with PNC was well-capitalized at year end without giving effect to the TARP Capital Purchase Program issuance as purchase accounting fair value adjustments are well within the company’s previously disclosed expectations. PNC issued $7.6 billion of preferred stock and a warrant to the U.S. Department of the Treasury in accordance with the TARP Program on Dec. 31, 2008. During the fourth quarter of 2008, the impact of widening credit spreads on accumulated other comprehensive loss negatively impacted PNC’s tangible common equity ratio, which is expected to be in the range of 2.5 to 3 percent. PNC continues to believe it has a well diversified, high-quality securities portfolio. The tangible common equity ratio at Dec. 31, 2008, excluding the accumulated other comprehensive loss, is expected to be approximately 4 percent.

As a result of its strengthened capital and liquidity, PNC does not expect at this time to request additional capital under the TARP Capital Purchase Program or issue additional common shares. On Jan. 8, 2009, the PNC board of directors declared a quarterly common stock cash dividend of 66 cents per share consistent with the previous quarter.

Furthermore, the two-year integration of National City continues as planned and the benefits of the acquisition are expected to exceed PNC’s initial expectations.

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PNC Reports Preliminary 2008 Earnings and Impact of National City Acquisition – Page 2

PNC expects to issue financial results for the fourth quarter and full year 2008 on Tuesday, Feb. 3, 2009. PNC Chairman and Chief Executive Officer James E. Rohr and Chief Financial Officer Richard J. Johnson will hold a conference call for investors the same day at 9 a.m. (EST).

Live webcast and telephone conference options will be available.

Dial-in Numbers:	(800) 990-2718 or (706) 643-0187 (international)

Internet:	Live audio-only webcast accessible at www.pnc.com/investorevents

Replay Information:	Available on PNC’s Web site for 30 days, and via telephone for one week at (800) 642-1687 or (706) 645-9291, Conference ID 79677068.

Presentation Materials:	Presentation slides, earnings release and supplementary financial information will be available on PNC’s Web site www.pnc.com/investorevents prior to the beginning of the conference call

The PNC Financial Services Group, Inc. (www.pnc.com) is one of the nation’s largest diversified financial services organizations providing retail and business banking; specialized services for corporations and government entities, including corporate banking, real estate finance and asset-based lending; wealth management; asset management and global fund services.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

We make statements in this news release, and we may from time to time make other statements, regarding our outlook or expectations for earnings, revenues, expenses and/or other matters regarding or affecting PNC that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “will,” “project” and other similar words and expressions.

Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. We do not assume any duty and do not undertake to update our forward-looking statements. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that we anticipated in our forward-looking statements, and future results could differ materially from our historical performance.

Our forward-looking statements are subject to the following principal risks and uncertainties. We provide greater detail regarding some of these factors in our Form 10-K for the year ended December 31, 2007 and our 2008 Form 10-Qs, including in the Risk Factors and Risk Management sections of those reports, and in our other SEC reports. Our forward-looking statements may also be subject to other risks and uncertainties, including those that we may discuss elsewhere in this news release or in our filings with the SEC, accessible on the SEC’s website at www.sec.gov and on or through our corporate website at www.pnc.com/secfilings. We have included these web addresses as inactive textual references only. Information on these websites is not part of this document.

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Our businesses and financial results are affected by business and economic conditions, both generally and specifically in the principal markets in which we operate. In particular, our businesses and financial results may be impacted by:

•	Changes in interest rates and valuations in the debt, equity and other financial markets.

•	Disruptions in the liquidity and other functioning of financial markets, including such disruptions in the markets for real estate and other assets commonly securing financial products.

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PNC Reports Preliminary 2008 Earnings and Impact of National City Acquisition – Page 3

•	Actions by the Federal Reserve and other government agencies, including those that impact money supply and market interest rates.

•	Changes in our customers’, suppliers’ and other counterparties’ performance in general and their creditworthiness in particular.

•	Changes in customer preferences and behavior, whether as a result of changing business and economic conditions or other factors.

•	Changes resulting from the newly enacted Emergency Economic Stabilization Act of 2008, including conditions imposed as a result of our participation in the Capital Purchase Program.

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A continuation of recent turbulence in significant portions of the U.S. and global financial markets, particularly if it worsens, could impact our performance, both directly by affecting our revenues and the value of our assets and liabilities and indirectly by affecting our counterparties and the economy generally.

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Our business and financial performance could be impacted as the financial industry restructures in the current environment, both by changes in the creditworthiness and performance of our counterparties and by changes in the competitive landscape.

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Given current economic and financial market conditions, our forward-looking financial statements are subject to the risk that these conditions will be substantially different than we are currently expecting. These statements are based on our current expectations that interest rates will remain low through 2009 with continued wide market credit spreads and our view that national economic trends currently point to a continuation of severe recessionary conditions through the first half of 2009 followed by a subdued recovery.

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Our operating results are affected by our liability to provide shares of BlackRock common stock to help fund certain BlackRock long-term incentive plan (“LTIP”) programs, as our LTIP liability is adjusted quarterly (“marked-to-market”) based on changes in BlackRock’s common stock price and the number of remaining committed shares, and we recognize gain or loss on such shares at such times as shares are transferred for payouts under the LTIP programs.

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Legal and regulatory developments could have an impact on our ability to operate our businesses or our financial condition or results of operations or our competitive position or reputation. Reputational impacts, in turn, could affect matters such as business generation and retention, our ability to attract and retain management, liquidity and funding. These legal and regulatory developments could include: (a) the unfavorable resolution of legal proceedings or regulatory and other governmental inquiries; (b) increased litigation risk from recent regulatory and other governmental developments; (c) the results of the regulatory examination process, our failure to satisfy the requirements of agreements with governmental agencies, and regulators’ future use of supervisory and enforcement tools; (d) legislative and regulatory reforms, including changes to laws and regulations involving tax, pension, education lending, the protection of confidential customer information, and other aspects of the financial institution industry; and (e) changes in accounting policies and principles.

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Our business and operating results are affected by our ability to identify and effectively manage risks inherent in our businesses, including, where appropriate, through the effective use of third-party insurance, derivatives and capital management techniques.

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The adequacy of our intellectual property protection, and the extent of any costs associated with obtaining rights in intellectual property claimed by others, can impact our business and operating results.

•	Our ability to anticipate and respond to technological changes can have an impact on our ability to respond to customer needs and to meet competitive demands.

•	Our ability to implement our business initiatives and strategies could affect our financial performance over the next several years.

•	Competition can have an impact on customer acquisition, growth and retention, as well as on our credit spreads and product pricing, which can affect market share, deposits and revenues.

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Our business and operating results can also be affected by widespread natural disasters, terrorist activities or international hostilities, either as a result of the impact on the economy and capital and other financial markets generally or on us or on our customers, suppliers or other counterparties specifically.

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Also, risks and uncertainties that could affect the results anticipated in forward-looking statements or from historical performance relating to our equity interest in BlackRock, Inc. are discussed in more detail in BlackRock’s filings with the SEC, including in the Risk Factors sections of BlackRock’s reports. BlackRock’s SEC filings are accessible on the SEC’s website and on or through BlackRock’s website at www.blackrock.com. This material is referenced for informational purposes only and should not be deemed to constitute a part of this document.

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PNC Reports Preliminary 2008 Earnings and Impact of National City Acquisition – Page 4

In addition, our recent acquisition of National City Corporation (“National City”) presents us with a number of risks and uncertainties related both to the acquisition transaction itself and to the integration of the acquired businesses into PNC. These risks and uncertainties include the following:

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The transaction may be substantially more expensive to complete (including the required divestitures and the integration of National City’s businesses) and the anticipated benefits, including anticipated cost savings and strategic gains, may be significantly harder or take longer to achieve than expected or may not be achieved in their entirety as a result of unexpected factors or events.

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Our ability to achieve anticipated results from this transaction is dependent on the state going forward of the economic and financial markets, which have been under significant stress recently. Specifically, we may incur more credit losses from National City’s loan portfolio than expected. Other issues related to achieving anticipated financial results include the possibility that deposit attrition or attrition in key client, partner and other relationships may be greater than expected.

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Litigation and governmental investigations currently pending against National City, as well as others that may be filed or commenced as a result of this transaction or otherwise, could impact the timing or realization of anticipated benefits to PNC or otherwise adversely impact our financial results.

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Our ability to achieve anticipated results is also dependent on our ability to bring National City’s systems, operating models, and controls into conformity with ours and to do so on our planned time schedule. The integration of National City’s business and operations into PNC, which will include conversion of National City’s different systems and procedures, may take longer than anticipated or be more costly than anticipated or have unanticipated adverse results relating to National City’s or PNC’s existing businesses. PNC’s ability to integrate National City successfully may be adversely affected by the fact that this transaction will result in PNC entering several markets where PNC does not currently have any meaningful retail presence.

In addition to the National City transaction, we grow our business from time to time by acquiring other financial services companies. Acquisitions in general present us with risks, in addition to those presented by the nature of the business acquired, similar to some or all of those described above relating to the National City acquisition

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